UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2011

Pennichuck Corporation
 (Exact name of registrant as specified in its charter)

New Hampshire	0-18552	02-0177370
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Manchester Street, Merrimack, New Hampshire	03054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 882-5191

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Special Meeting of Shareholders on June 15, 2011. Of the 4,681,427 shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting, 3,809,704 shares (representing 81.38%) were present either in person or by proxy. The certified results of the matters voted upon at the meeting, which are more fully described in our proxy statement filed with the Securities and Exchange Commission on April 22, 2011, are as follows:

Description of Matters Submitted

		Votes	Votes
		For	Against	Non-Votes
1.	To consider and vote on a proposal to approve the Agreement and Plan of Merger effective as of November 11, 2010 (the “Merger Agreement”) between the Company and the City of Nashua, New Hampshire (the “City”), whereby the City has agreed to acquire all of the outstanding shares of Pennichuck Corporation common stock for $29.00 per share in cash.	3,307,005	495,818	6,881

2.	To consider and vote on a proposal to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of approving the Merger Agreement	3,215,249	574,478	19,977
Based upon these results, the required affirmative vote was obtained on both proposals.
A copy of the press release announcing the results of the Special Meeting is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits. The following is filed as an exhibit to this Current Report on Form 8-K

Exhibit 99.1 Press release of Pennichuck Corporation dated June 15, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNICHUCK CORPORATION
(Registrant)

Date: June 15, 2011	By: /s/ Thomas C. Leonard
Thomas C. Leonard
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Pennichuck Corporation dated June 15, 2011.